EXECUTION

GE-WMC Mortgage Securities, L.L.C.

PASS-THROUGH CERTIFICATES
(Issuable in Series)

UNDERWRITING AGREEMENT

August 10, 2006

Citigroup Global Markets Inc.,
acting on behalf of itself and as a
Representative
390 Greenwich Street, 6th Floor
New York, New York 10013

Goldman, Sachs & Co.,
acting on behalf of itself and as a
Representative
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

GE-WMC Mortgage Securities, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware (the “Company”), may offer for sale to you and each underwriter named in the related Terms Agreement (as defined herein) (collectively, the “Underwriters”) from time to time its Pass-Through Certificates evidencing interests in a pool of mortgage loans (the “Certificates”). The Certificates may be issued in various series, and within each series, in one or more classes, in one or more offerings on terms determined at the time of sale (each such series, a “Series” and each such class, a “Class”). Each Series of the Certificates will be issued under a separate Pooling and Servicing Agreement (each, a “Pooling and Servicing Agreement”) to be dated as of the applicable cut-off date (each, a “Cut-off Date”) among the Company, the servicer or master servicer named in the related Terms Agreement (the “Servicer”) and the trustee named in the related Terms Agreement (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the related Pooling and Servicing Agreement.

The Certificates issued under a Pooling and Servicing Agreement will represent the entire beneficial ownership interest in a trust fund (the “Trust Fund”) established by such Pooling and Servicing Agreement. The assets of the related Trust Fund will consist primarily of a pool of non-prime, fixed-rate and/or adjustable-rate, first and/or second lien, one- to four-family residential mortgage loans (the “Mortgage Loans”) having the original terms to maturity specified in the related Terms Agreement referred to hereinbelow. Pursuant to a mortgage loan purchase agreement, dated the issue date of the Certificates sold to you (the “Originator Mortgage Loan Purchase Agreement”), between WMC Mortgage Corp., as seller (the “Originator”) and GE Mortgage Holding, L.L.C. (the “Seller”), as purchaser, the Originator will sell to the Seller all of its right, title and interest in and to the related Mortgage Loans, including the scheduled principal balances of such Mortgage Loans as of the applicable Cut-off Date and interest due after such Cut-off Date. Pursuant to a mortgage loan purchase agreement, dated the issue date of the Certificates sold to you (the “Seller Mortgage Loan Purchase Agreement”), between the Seller, as seller and the Company, as purchaser, the Seller will sell to the Company all of its right, title and interest in and to the related Mortgage Loans, including the scheduled principal balances of such Mortgage Loans as of the applicable Cut-off Date and interest due after such Cut-off Date. Pursuant to the related Pooling and Servicing Agreement, the Company will sell to the related Trust Fund all of its right, title and interest in and to the related Mortgage Loans, including the scheduled principal balances of such Mortgage Loans as of the applicable Cut-off Date and interest due after such Cut-off Date. If so specified in the related Terms Agreement, one or more elections may be made to treat the assets of each Trust Fund as a real estate mortgage investment conduit (each, a “REMIC”) for federal income tax purposes.

The Certificates are more fully described in a Registration Statement (as defined below) which the Company has made available to the Underwriters as of the Applicable Time relating to each Terms Agreement.

Whenever the Company determines to make an offering of Certificates (each, a “Certificate Offering”) pursuant to this Agreement through you, it will enter into an agreement with you which shall be substantially in the form of Exhibit A hereto (the “Terms Agreement”) providing for the sale of specified Classes of Offered Certificates (as defined below) to, and the purchase and public offering thereof by, each of you acting as a representative of the several Underwriters (in such capacity you are hereinafter referred to as the “Representatives”). If only one Underwriter is named in the Terms Agreement, the terms “Underwriter,” “Underwriters,” “Representative” and “Representatives” shall refer to that named Underwriter. Each such Certificate Offering which the Company elects to make pursuant to this Agreement shall be governed by this Agreement, as supplemented by the related Terms Agreement. Each Terms Agreement shall specify, among other things, the Classes of Certificates to be purchased by the Underwriters (the “Offered Certificates”), the principal balance or balances of the Offered Certificates, each subject to any stated variance, the names of the Underwriters participating in such Certificate Offering and the price or prices at which such Offered Certificates are to be purchased by the Underwriters from the Company.

1.   Representations and Warranties. The Company represents and warrants to and agrees with the Underwriters, as of the date of the related Terms Agreement, that:

(a)   The registration statement specified in the related Terms Agreement, on Form S-3, including a prospectus, has been filed with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933, as amended (the “Act”), of pass-through certificates issuable in series, which registration statement has been declared effective by the Commission. Such registration statement, as amended to the date of the related Terms Agreement, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act that were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the effective date of the Registration Statement, is hereinafter called the “Registration Statement,” and such prospectus (the “Base Prospectus”), as such prospectus is supplemented by a prospectus supplement relating to the Offered Certificates of the related Series, each in the form first filed after the date of the related Terms Agreement pursuant to Rule 424(b) under the Act, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act that were filed under the Exchange Act on or before the date of such prospectus supplement (other than those relating to Underwriter Materials (as defined herein)) (such prospectus supplement, including such incorporated documents and any information that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A under the Act (other than those that relate to Underwriter Materials), in the form filed after the date of the related Terms Agreement pursuant to Rule 424(b) and that discloses the public offering price and other final terms of the Offered Certificates, the “Prospectus Supplement”), is hereinafter called the “Prospectus.” The Company, if so specified in the related Terms Agreement, also will prepare and file with the Commission pursuant to Rule 424 the preliminary prospectus supplement specified in the Terms Agreement relating to the Offered Certificates of the related Series (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement or the date of the Prospectus or any Preliminary Prospectus, as the case may be, deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Act. “Applicable Time” means the time of the Contract of Sale (as used in Rule 159).

(b)   The related Registration Statement, at the time it became effective, and the prospectus contained therein, and any amendments thereof and supplements thereto filed prior to the date of the related Terms Agreement, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; on the date of the related Terms Agreement and on each Closing Date (as defined in Section 3 below), the related Registration Statement, the related Preliminary Prospectus, the related Prospectus and the Designated Static Pool Information (as defined below), and any amendments thereof and supplements thereto, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; such Registration Statement, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; such Preliminary Prospectus, as of its date and as of the Applicable Time, did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; such Prospectus, on the date of any filing pursuant to Rule 424(b) and on the related Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) the information contained in or omitted from such Prospectus or Preliminary Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Representatives or any Underwriter specifically for use in the preparation thereof or (B) any Underwriter Materials or in any amendment thereof or supplement thereto (as defined herein), other than with respect to any Mortgage Pool Error. As used herein the term “Designated Static Pool Information” shall mean the static pool information referred to in the Preliminary Prospectus and the Prospectus under the caption “Static Pool Information” but deemed to be excluded from the Registration Statement and the Prospectus pursuant to Item 1105(d) of Regulation AB issued under the Act.

(c)  (i) At the time of the filing of the Registration Statement and (ii) at the date of the Terms Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act.

(d)  As of the Applicable Time and at all subsequent times through the completion of the public offer and sale of the Offered Certificates, none of any Issuer Free Writing Prospectus(es) (as defined in Section 8(a)) issued at or prior to the Applicable Time, nor any Issuer Information (as defined in Section 8(a)) contained in a Free Writing Prospectus and approved by the Company for use therein included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Representatives or any Underwriter specifically for use in the preparation thereof or any Underwriter Materials; provided, however, that the Company will not be required to file any such amendment or supplement with respect to any Underwriter Materials other than any amendments or supplements to such Underwriter Materials that are furnished to the Company by the Representatives on behalf of the Underwriters pursuant to Section 8(b)(ii) that are required to be filed in accordance with Section 8(d)(ii).

(e)  If so specified in the related Terms Agreement, the Company or the Representatives will prepare an Issuer Free Writing Prospectus (as defined in Section 8(a)) for delivery to potential investors prior to the time of Contract of Sale (as defined herein) (such Issuer Free Writing Prospectus, a “Time of Sale Free Writing Prospectus”). Each Time of Sale Free Writing Prospectus, as of its date and at all subsequent times through the completion of the public offer and sale of the Offered Certificates or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of a Time of Sale Free Writing Prospectus there occurred or occurs an event or development as a result of which such Time of Sale Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Time of Sale Free Writing Prospectus in reliance upon and in conformity with the written information furnished to the Company by the Representatives or any Underwriter specifically for use in the preparation thereof.

(f)   The Offered Certificates of the related Series will conform to the description thereof contained in the related Prospectus; will each, if so stated in the Prospectus and rated at the time of issuance in one of the two highest rating categories by a nationally recognized statistical rating organization, be when issued a “mortgage related security” as such term is defined in Section 3(a)(41) of the Exchange Act; and will each on the related Closing Date be duly and validly authorized, and, when validly executed, countersigned, issued and delivered in accordance with the related Pooling and Servicing Agreement and sold to you as provided herein and in the related Terms Agreement, will each be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

(g)  Neither the issuance nor sale of the Offered Certificates of the related Series nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof or of the related Terms Agreement, will conflict with any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or with any organizational document of the Company or any instrument or any agreement under which the Company is bound or to which it is a party.

(h)  None of the issuance and sale of the Certificates of the related Series, the execution and delivery by the Company of any Operative Agreement (as defined herein) to which it is a party, the consummation by the Company of any of the transactions herein or therein contemplated, or compliance by the Company with the provisions hereof or thereof, will (i) conflict with or result in a breach of any term or provision of the formation or operating agreement of the Company or (ii) conflict with, result in a breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it or any of them is bound, or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company, the default in or the breach or violation of which would have a material adverse effect on the Company or the Offered Certificates of the related Series or the ability of the Company to perform its obligations under the Operative Agreements to which the Company is a party or this Agreement.

(i)  The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with full power and authority (company and other) to own its properties and conduct its business as now conducted by it and to enter into and perform its obligations under each Operative Agreement to which it is a party.

(j)  This Agreement and the related Terms Agreement have been duly authorized, executed and delivered by the Company.

(k) At or prior to the related Closing Date, the Company will have entered into the related Pooling and Servicing Agreement and, assuming the due authorization, execution and delivery thereof by the Trustee, such Pooling and Servicing Agreement (on such Closing Date) will constitute the valid and binding agreement of the Company enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights and to general principles of equity (regardless of whether the enforceability of such Pooling and Servicing Agreement is considered in a proceeding in equity or at law).

(l) There are no actions, orders or proceedings against, or investigations of, the Company pending, or, to the knowledge of the Company, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of any Operative Agreement or the Certificates of the related Series, (ii) seeking to prevent the issuance of such Certificates or the consummation of any of the transactions contemplated by any Operative Agreement, or (iii) that, if determined adversely to the Company, would materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Certificates or any Operative Agreement.

(m) Any taxes, fees and other governmental charges payable by the Company in connection with the execution, delivery, issuance and sale or transfer of the Certificates of the related Series have been or will be paid at or prior to the Closing Date.

2.   Purchase and Sale. Subject to the execution of the Terms Agreement for a particular Certificate Offering and subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement and such Terms Agreement, the Company agrees to sell to each Underwriter, and each such Underwriter agrees, severally and not jointly, to purchase from the Company, the respective original principal amounts of the Offered Certificates set forth in the applicable Terms Agreement opposite the name of such Underwriter, plus any additional original principal amount of Offered Certificates which such Underwriter may be obligated to purchase pursuant to Section 11 hereof at the purchase price therefor set forth in such Terms Agreement (the “Purchase Price”).

The parties hereto agree that settlement for all securities pursuant to this Agreement and the related Terms Agreement shall take place on the terms set forth herein and therein and not as set forth in Rule 15c6-1(a) under the Exchange Act.

3.   Delivery and Payment. Delivery of and payment for the Offered Certificates of a Series shall be made at the offices of Thacher Proffitt & Wood LLP, New York, New York, at 10:00 A.M., New York City time, on the Closing Date specified in the related Terms Agreement, which date and time may be postponed by agreement between the Representatives and the Company (such date and time being herein called the “Closing Date”). Delivery of such Offered Certificates shall be made to the Representatives for the accounts of the several Underwriters against payment by each Underwriter of the applicable Purchase Price thereof to or upon the order of the Company by wire transfer in federal or other immediately available funds or by check payable in federal funds, as the Company shall specify no later than five full business days prior to such Closing Date. Unless delivery is made through the facilities of The Depository Trust Company, the Offered Certificates shall be registered in such names and in such authorized denominations as the Underwriters may request not less than two full business days in advance of each Closing Date.

The Company agrees to notify the Representatives at least two business days before each Closing Date of the exact principal balance evidenced by the Offered Certificates and to have such Offered Certificates available for inspection, checking and packaging in New York, New York, no later than 12:00 noon on the business day prior to such Closing Date.

4.   Offering by the Underwriters. It is understood that the Underwriters propose to offer the Offered Certificates of the related Series for sale to the public as set forth in the Prospectus. Each Underwriter (severally and not jointly) represents and warrants that it has complied in all material respects, and agrees that it will comply in all material respects, with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers the Offered Certificates or distributes the Prospectus.

5.   Agreements. The Company agrees with the Underwriters that:

(a)   The Company has caused or will cause each Preliminary Prospectus and the Prospectus relating to the Offered Certificates to be transmitted to the Commission for filing pursuant to Rule 424 under the Act by means reasonably calculated to result in filing with the Commission pursuant to such rule but, with respect to the Prospectus, in no event later than 9:00 a.m. on the related Closing Date and prior to the termination of the Certificate Offering to which such Prospectus relates also will promptly advise the Representatives (i) when any amendment to the related Registration Statement specifically relating to such Offered Certificates shall have become effective or any Statutory Prospectus has been filed, (ii) of any request by the Commission for any amendment of such Registration Statement or any Preliminary Prospectus or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any written notification with respect to the suspension of the qualification of such Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will not file any amendment of the related Registration Statement or supplement to the related Prospectus (other than any amendment or supplement specifically relating to one or more Series of asset-backed securities other than the Series that includes the related Offered Certificates) unless (i) the Company has given reasonable notice to the Underwriters of its intention to file any such amendment or supplement and (ii) the Company has furnished the Underwriters with a copy for their review within a reasonable time prior to filing. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)   [Reserved]

(c)   If, at any time when any Preliminary Prospectus is to be delivered pursuant to a Terms Agreement or a Prospectus relating to the Offered Certificates of a Series is required to be delivered under the Act, any event occurs as a result of which such Preliminary Prospectus or the related Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary at any time to amend or supplement such Preliminary Prospectus or the Prospectus to comply with the Act or the rules thereunder, the Company promptly will notify the Representatives of such event and prepare and file with the Commission, subject to the penultimate sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that the Company will not be required to file any such amendment or supplement with respect to any Underwriter Materials incorporated by reference in the Registration Statement other than any amendments or supplements of such Underwriter Materials that are furnished to the Company by the Representatives on behalf of the Underwriters and required to be filed pursuant to Section 8(b)(ii).

(d)   The Company will furnish to each Underwriter and counsel for the Underwriters, without charge, as many signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the related Prospectus and any supplements thereto as the Underwriters may reasonably request.

(e)   The Company will furnish such information, execute such instruments and take such actions as may be reasonably requested by the Representatives to enable the Representatives to (i) qualify the Offered Certificates of a Series for sale under the laws of such jurisdictions as the Representatives may designate, (ii) maintain such qualifications in effect so long as required for the initial distribution of such Offered Certificates and (iii) determine the legality of such Offered Certificates for purchase by institutional investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not qualified on the date of the related Terms Agreement or to take any action which would subject it to general or unlimited service of process or to corporate or franchise taxation in any jurisdiction in which it is not, on the date of the related Terms Agreement, subject to such service of process or to such corporate or franchise taxation.

(f)  So long as the Offered Certificates of a Series are outstanding, the Company will furnish to the Representatives, upon request, copies of the annual independent public accountants servicing report furnished to the Trustee pursuant to the related Pooling and Servicing Agreement.

(g) If the transactions contemplated hereby and by the related Terms Agreement shall be consummated, the Company or the Seller shall pay any costs and expenses for which details are submitted, in connection with the performance of its obligations under this Agreement and the related Terms Agreement, including, without limitation, (i) the filing of the Registration Statement with respect to the Certificates and all amendments thereto, (ii)  the preparation, registration, issuance and delivery to the Underwriters of the Certificates underwritten pursuant to this Agreement, (iii) the fees and disbursements of the Company’s counsel and accountants, (iv) the printing and delivery to the Underwriters, in such quantities as they may reasonably request, of copies of the Registration Statement with respect to the Certificates underwritten pursuant to this Agreement and all amendments thereto, of any related Preliminary Prospectus and Prospectus and all amendments and supplements thereto and all documents incorporated therein and of any Time of Sale Issuer Free Writing Prospectuses to investors or prospective investors, (v) the fees charged by investment rating agencies requested by the Company to initially rate the Certificates underwritten pursuant to this Agreement, (vi) the fees and expenses, if any, incurred in connection with the listing of the Certificates underwritten pursuant to this Agreement on any national securities exchange, and (vii) the fees and expenses of the Trustee and its counsel. If the transactions contemplated by this Agreement are not consummated because any condition to the obligations of the Underwriters set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof other than by reason of default by the Underwriters, the Company will reimburse the Underwriters upon demand for all out-of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase, sale and offering of the Offered Certificates. Except as provided in this paragraph (g) and in Section 7 hereof, each Underwriter will pay all its own costs and expenses, including (i) the fees of McKee Nelson, LLP, counsel for the Underwriters, (ii) transfer taxes on resale of any Offered Certificates by it, (iii) advertising expenses connected with any offers that it may make, (iv) the fees of any firm of public accountants selected by the Representatives with respect to any letter furnished by them in connection with ABS ICM or Term Sheet (each as defined herein), (v) any expenses for the qualification of the Offered Certificates of the applicable Series under “blue sky” or state securities laws, including filing fees and the fee and disbursements of counsel in connection therewith and in connection with the preparation of any Blue Sky Survey and (vi) any other costs and expenses specified in the related Terms Agreements as “Additional Expenses.”

(h) [Reserved]

(i) If so specified in the related Terms Agreement, the Company will prepare the Preliminary Prospectus relating to the Offered Certificates in a form consented to by the Representatives, and will file such Preliminary Prospectus within the period required by Rule 424(b).

(j) If so specified in the related Terms Agreement, the Company will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Certificates and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Offered Certificates. Any such final term sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(k) All written and graphic communications relating to the Offered Certificates used prior to the availability of the Prospectus will comply with the requirements of Rule 433, including the inclusion of the legend required by Rule 433(c)(2).

(l) To the extent prepared by or on behalf of the Company or to the extent that the Representatives has provided to the Company either ABS ICM or a Free Writing Prospectus that constitutes an Issuer Free Writing Prospectus (as defined in Section 8(a)) or contains Issuer Information that such Underwriter has conveyed to a prospective investor, the Company will file or cause to be filed with the Commission such ABS ICM or such Free Writing Prospectus as soon as reasonably practicable after the date of the related Terms Agreement, but in any event not later than required pursuant to Rules 426 or 433, respectively, under the Act; provided, however, that the Company shall not be required to file (A) any Free Writing Prospectus, if the information included therein is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that related to the offering of the Offered Certificates or (B) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Offered Certificates that does not reflect the final terms thereof.

6.   Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Certificates of any Series shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained in this Agreement, as supplemented by the related Terms Agreement, as of the respective dates thereof and the related Closing Date, to the accuracy of the statements of the Company made in any applicable officers’ certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Agreement and such Terms Agreement and to the following additional conditions applicable to the related Certificate Offering:

(a)   No stop order suspending the effectiveness of the related Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company, threatened by the Commission.

(b)   Thacher Proffitt & Wood LLP, counsel for the Company, shall have furnished to the Representatives on behalf of the Underwriters an opinion, dated the related Closing Date, substantially in form and substance to the effect that:

(i)   This Agreement, the related Terms Agreement, the related Pooling and Servicing Agreement, the Originator Mortgage Loan Purchase Agreement and the Seller Mortgage Loan Purchase Agreement (collectively, the “Operative Agreements”) each constitutes a legal, valid and binding agreement of each of the Company, the Seller and the Originator (each, a “WMC Party”) to the extent that such WMC Party is a party thereto, enforceable against such WMC Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set off or (b) relating to submission to jurisdiction, venue of service or process, may be limited by applicable law or considerations of public policy;

(ii)   The Certificates have been duly authorized by the Company and, when the Certificates have been duly executed, countersigned and delivered by the Trustee in the manner contemplated in the related Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits provided by the related Pooling and Servicing Agreement;

(iii)   The related Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended;

(iv)   The Trust Fund (as defined in the related Pooling and Servicing Agreement) is not required to be registered under the Investment Company Act of 1940, as amended;

(v)   Such counsel confirms that the related Registration Statement is effective under the Act and, to the best of such counsel’s knowledge, no stop order with respect thereto has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission; such Registration Statement (except the financial statements and schedules and other financial and statistical data included therein and the documents incorporated by reference therein, as to which such counsel need express no view), at the time it became effective, the related Preliminary Prospectus and the related Prospectus (except in each case the financial statements and schedules, the other financial and statistical data included therein and the documents incorporated by reference therein), as of its respective date conformed in all material respects to the requirements of the Act and the rules and regulations thereunder; and no information has come to the attention of such counsel that causes it to believe that (A) such Registration Statement (except the financial statements and schedules and the other financial and statistical data included therein and the documents incorporated by reference therein, as to which such counsel need express no view) at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (B) such Preliminary Prospectus or any amendment or supplement thereto (except the financial statements and schedules and other financial and statistical date included therein), as of the date of the Preliminary Prospectus, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) such Prospectus or any amendment or supplement thereto (except the financial statements and schedules and the other financial and statistical data included therein), as of the date of the Prospectus Supplement, or at the related Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (D) if applicable, such counsel has no reason to believe that the Time of Sale Free Writing Prospectus, as of the date of the Time of Sale Free Writing Prospectus and as of the Applicable Time contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vi)   Each Prospectus and any Preliminary Prospectus, as of the dates thereof (in each case, with the exception of any information incorporated by reference therein and any numerical, financial, statistical and quantitative data included therein, as to which such counsel need express no view), appeared on their respective faces to be appropriately responsive in all material respects to the requirements of the Act, and the rules and regulations thereunder applicable to such documents as of the relevant date;

(vii)   The statements (a) in the related Prospectus under the headings “Federal Income Tax Consequences” and “Considerations for Benefit Plan Investors” and (b) in the Prospectus Supplement under the headings (i) “Summary of Prospectus Supplement—Federal Income Tax Consequences,” (ii) “Summary of Prospectus Supplement—ERISA Considerations,” (iii) “Federal Income Tax Consequences” and (iv) “ERISA Considerations,” insofar as such statements relate to the Certificates and purport to summarize matters of federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects;

(viii)   If applicable, that the Offered Certificates upon issuance will be a “mortgage related security” as such term is defined in Section 3(a)(41) of the Exchange Act, so long as the Offered Certificates are rated in one of the two highest rating categories by a nationally recognized statistical rating organization;

(ix)   The statements set forth under the heading “Description of the Securities” in the related Prospectus and “Description of the Certificates” in the related Prospectus Supplement, insofar as such statements purport to summarize certain provisions of the related Pooling and Servicing Agreement and the related Offered Certificates, provide a fair summary of such provisions; and

(x)   Assuming compliance with all provisions of the related Pooling and Servicing Agreement, for federal income tax purposes, (A) if any election is made to treat the assets of the Trust Fund as a REMIC: the related Trust Fund (and any specified subgrouping therein) will qualify as a REMIC pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), each Class of Certificates of the related Series, other than the related Residual Class or Classes, will constitute a class of “regular interests” in the related REMIC within the meaning of the Code, and each Class of such Certificates specified in the related Prospectus as a Class of Residual Certificates will constitute the “residual interest” in the related REMIC within the meaning of the Code; (B) if no such REMIC election is made: the Trust Fund will be treated as a “grantor trust.”

(c)   [Reserved].

(d)   Thacher Proffitt & Wood LLP, counsel for the Company, shall have furnished to the Company and the Representatives on behalf of the Underwriters an opinion, dated the related Closing Date, in form and substance satisfactory to the Company and the Representatives, relating to certain insolvency and bankruptcy matters and federal income tax matters as may be required to obtain the Required Ratings (as defined below).

(e)   In-house transaction counsel for the Company and Seller shall have furnished to the Representatives on behalf of the Underwriters an opinion, dated the related Closing Date, generally to the effect that:

(i)   Each of the Company and the Seller has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power to own its properties, to conduct its business as described in the related Prospectus and to enter into and perform its obligations under each Operative Agreement to which it is a party and the Certificates of the related Series;

(ii)   Each of the Company and the Seller has full power and authority to sell the related Mortgage Loans as contemplated herein and in each Operative Agreement to which it is a party;

(iii)   Each Operative Agreement to which it is a party has been duly authorized, executed and delivered by each of the Company and the Seller;

(iv)   The issuance and sale of the Offered Certificates have been duly authorized by each of the Company and the Seller;

(v)   No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by each of the Company and the Seller of the transactions contemplated herein or in each Operative Agreement to which it is a party, except such as may be required under the blue sky laws of any jurisdiction and such other approvals as have been obtained;

(vi)   Neither the issuance of the Certificates of the related Series nor delivery of the related Offered Certificates, nor the consummation of any other of the transactions contemplated in each Operative Agreement to which it is a party, nor the fulfillment of the terms of the related Certificates and each Operative Agreement to which it is a party will conflict with or violate any term or provision of the articles of formation or by-laws of each of the Company and the Seller or, to the best of such counsel’s knowledge, any statute, order or regulation applicable to the Company or the Seller, as applicable, of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or the Seller, as applicable, and will not conflict with, result in a breach or violation or the acceleration of or constitute a default under the terms of any indenture or other agreement or instrument known to such counsel to which the Company and the Seller, as applicable, is a party or by which it is bound; and

(vii)   There are no actions, proceedings or investigations pending or, to the best knowledge of such counsel, threatened before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the related Terms Agreement, the related Pooling and Servicing Agreement or the related Certificates, (ii) seeking to prevent the issuance of the Certificates of the related Series or the consummation by the Company of any of the transactions contemplated by this Agreement, such Terms Agreement or the related Pooling and Servicing Agreement, or (iii) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, such Terms Agreement, the related Pooling and Servicing Agreement or the related Certificates.

In rendering his or her opinion such counsel may rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Company or public officials. In addition, such opinion may be delivered by an attorney admitted to the New York bar that is generally familiar with the corporate law of the State of Delaware.

(f)   In-house counsel for WMC Mortgage Corp. shall have furnished to you an opinion addressed to the Underwriters, dated the related Closing Date, in form and substance reasonably satisfactory to the Representatives and counsel for the Underwriters.

(g)   The Underwriters shall have received from McKee Nelson LLP, counsel for the Underwriters, such opinion or opinions, dated the related Closing Date, with respect to the issuance and sale of the Certificates of the related Series, the related Registration Statement, the related Prospectus and such other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as the Underwriters may reasonably request for the purpose of enabling them to pass upon such matters.

(h)   The Company shall have furnished to the Representatives or counsel to the Representatives a certificate of the Company, signed by the President, any Vice President or the principal financial or accounting officer of the Company, dated the related Closing Date, to the effect that the signer of such certificate has carefully examined the related Registration Statement (excluding any ABS ICM with respect to Offered Certificates of a Series that are filed by the Underwriters or delivered by any Representatives on behalf of the Underwriters to the Company pursuant to Section 8(b) to be filed with the Commission on a Current Report on Form 8-K), each Preliminary Prospectus, the related Prospectus, this Agreement and the related Terms Agreement and that:

(i)   the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the related Closing Date with the same effect as if made on such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)   no stop order suspending the effectiveness of such Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and

(iii)   nothing has come to their attention that would lead them to believe that such Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that any Preliminary Prospectus or the related Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)   Counsel for the Trustee, shall have furnished to the Underwriters an opinion, dated the related Closing Date, substantially in form and substance to the effect that:

(i)   the Trustee has been duly incorporated and is validly existing as a corporation or banking institution in good standing under the laws of the place of its formation with power to own its properties and conduct its business as presently conducted by it, to conduct business as a trustee and to enter into and perform its obligations under the related Pooling and Servicing Agreement;

(ii)   the related Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee enforceable against the Trustee in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to judicial discretion, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(iii)   the Trustee has duly accepted its appointment as trustee under the Pooling and Servicing Agreement;

(iv)   no consent, approval, authorization or order of any applicable state or federal court or government agency or body is required on the part of the Trustee for the consummation of the transactions contemplated in the Pooling and Servicing Agreement, except such as may be required under any federal or state securities law; and

(v)   the performance on the part of the Trustee of any of the transactions contemplated in the Pooling and Servicing Agreement does not conflict with or result in a breach or violation of any term or provision of, or constitute a default under, the Articles of Organization, as amended, or By-Laws of the Trustee, or any applicable state or federal statute or regulation applicable to the Trustee, or to such counsel’s knowledge, any indenture or other agreement or instrument to which the Trustee is a party or by which it is bound, or, to such counsel’s knowledge, any order of any state or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Trustee.

In addition, such counsel shall furnish to the Representatives on behalf of the Underwriters such opinions as to the treatment of the Trust Fund for purposes of the tax law of the state that is the situs of the Trust Fund as are reasonably satisfactory to the Representatives.

(j) The Representatives shall have received letters dated on or before the date on which the Prospectus Supplement is dated and printed, in form and substance acceptable to the Representatives and its counsel, prepared by KPMG LLP (a) regarding certain numerical information contained or incorporated by reference in the Prospectus Supplement, any Preliminary Prospectus Supplement and any Time of Sale Free Writing Prospectus and (b) relating to certain agreed upon procedures as requested by the Underwriters relating to the Mortgage Loans. The Representatives may also, at their own expense, obtain a letter, on or before the date on which the Prospectus Supplement is dated and printed, prepared by KPMG LLP regarding the Designated Static Pool Information contained or incorporated by reference in the Prospectus Supplement, any Preliminary Prospectus Supplement and any Time of Sale Free Writing Prospectus; provided that such letter shall not be a condition to the obligations of the Underwriters hereunder unless a material inaccuracy regarding the Designated Static Pool Information has been discovered and remained uncorrected by the Company as of the date of the Prospectus Supplement.

(k) The Offered Certificates of the related Series shall have received the ratings specified in the related Terms Agreement (the “Required Ratings”).

(l) Prior to the related Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(m) If any Certificates of the related Series are to be sold to any other underwriter and/or offered in reliance upon an exemption from the registration requirements of the Act, the sale at or prior to the related Closing Date of such Certificates to the purchaser thereof shall have occurred.

(n) Subsequent to the date of the related Terms Agreement, there shall not have been any material adverse change in the business or properties of the Company which in the Representatives’ reasonable judgment, after consultation with the Company, materially impairs the investment quality of the Offered Certificates of the related Series so as to make it impractical or inadvisable to proceed with the public offering or the delivery of such Offered Certificates as contemplated by the related Prospectus.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects with respect to the particular Offered Certificates of a Series when and as provided in this Agreement and the related Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement and the related Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement (with respect to the related Offered Certificates) and the related Terms Agreement and all obligations of the Underwriters hereunder (with respect to the related Offered Certificates) and thereunder may be canceled at, or at any time prior to, the related Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

7.   Indemnification and Contribution.

(a)   The Company and the Seller, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by (A) a Mortgage Pool Error or (B) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement relating to the Offered Certificates of the applicable Series as it became effective or in any amendment or supplement thereof, or in any Preliminary Prospectus or the Prospectus or the Designated Static Pool Information or in any amendment thereof, or in any Issuer Free Writing Prospectus, any Issuer Information contained in any Free Writing Prospectus and approved by the Company for use therein are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) neither the Company nor the Seller will be liable in any such case to the extent that any such loss, claim, damage or liability is caused by any such untrue statement or alleged untrue statement or omission or alleged omission made therein (A) in reliance upon and in conformity with written information furnished to the Company by the Representatives or any Underwriter as it relates to the Underwriters specifically for use in the preparation thereof or (B) in any Underwriter Materials, except to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results (or is alleged to have resulted) directly from an error in the information concerning the characteristics of the Mortgage Loans furnished by the Company in writing or by electronic transmission (a “Mortgage Pool Error”) that was used in the preparation of such Underwriter Materials and not corrected by information supplied by the Company to the Underwriters prior to the Applicable Time or (C) a Calculation Error (as defined herein). This indemnity agreement will be in addition to any liability which the Company or the Seller may otherwise have.

(b)   Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement relating to the Offered Certificates of the applicable Series, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnities from the Company and the Seller to such Underwriter, but only with reference to (A) the written information furnished to the Company by the Representatives or any Underwriter as it relates to the Underwriters specifically for use in the preparation of the documents referred to in the foregoing indemnity with respect to the related Series or (B) Underwriter Materials or (C) a material error or omission from the mathematical calculations performed by the Underwriters (but not the data or the choice of assumptions used to make such calculations) and used to derive the percentages, dates or terms presented in any decrement or yield tables set forth in the section titled “Decrement Tables” or such other similar section in the Prospectus Supplement (a “Calculation Error”), except, in the case of clause (B) or (C) above, to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results (or is alleged to have resulted) directly from a Mortgage Pool Error or a material error in or omission from any information provided by the Company to the Representatives or an Underwriter that was used in the preparation of either (x) any Underwriter Materials (or amendment or supplement thereof) or (y) any written or electronic materials furnished to prospective investors on which the Underwriter Materials (or amendments or supplements) were based. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have. The Terms Agreement will describe the information furnished in writing by the Representatives and the Underwriters for inclusion in the related Prospectus and the Underwriters confirm that such statements are correct.

(c)   Promptly after receipt by an indemnified party under Section 7 of notice of the commencement of any action, an indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement thereof; provided, however, that the omission so to notify such indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subparagraph (a) or (b) except and to the extent of any prejudice to the indemnifying party arising from such failure to provide notice. In case any such action is brought against an indemnified party, and it notifies an indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both indemnified and indemnifying parties and any such indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to such indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from an indemnifying party to an indemnified party of its election so to assume the defense of such action and approval by such indemnified party of counsel, such indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel approved by the indemnified party in the case of subparagraph (a) or (b), representing the indemnified parties under subparagraph (a) or (b), who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in paragraph (a) or (b) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or the Underwriters, on grounds of policy or otherwise, then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities to which the Company, the Seller and the Underwriters may be subject (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Seller on the one hand and each Underwriter on the other from the offering of the Offered Certificates or (ii) if the allocation provided in clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company and Seller jointly on the one hand and of each Underwriter, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; provided, however, that, other than in connection with the willful misconduct or gross negligence of the Underwriter or as described in the next proviso, in no case shall such Underwriter be responsible under this paragraph (d) for any amount in excess of the underwriting discount applicable to the Offered Certificates purchased by such Underwriter pursuant to this Agreement and the related Terms Agreement; provided, further, that if the statements or omissions or alleged statements or alleged omissions which resulted in contribution were contained in or omitted, as applicable, from (A) written information furnished to the Company by the Representatives or any Underwriter as it relates to the Underwriters specifically for use in the preparation of the Time of Sale Free Writing Prospectus, any Preliminary Prospectus or the Prospectus, (B) the Underwriters Materials or (C) a Calculation Error, the preceding limitation on contribution shall be inapplicable to the Underwriter which furnished such written information. The relative benefits received by the Company and Seller jointly on the one hand and each Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Offered Certificates received by the Company bear to the total underwriting discounts and commissions received by each Underwriter with respect to the Offered Certificates. The relative fault of the Company and Seller jointly on the one hand and of each Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Underwriter, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Seller and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7(d); which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.

Notwithstanding anything to the contrary in this Section 7(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Seller, as the case may be, within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company or the Seller, as the case may be, shall have the same rights to contribution as the Company or the Seller, as the case may be, subject in each case to the immediately preceding sentence of this paragraph (d).

(e) In the event that neither the Company nor the Seller has sufficient funds to make any payments required to be made by them to the Underwriters pursuant to Section 7 of this Agreement, the Seller shall cause its parent, GE-WMC Mortgage Holding, Inc. (“GEMHI”) to contribute funds to the Seller for such purpose pursuant to that certain Contribution Agreement, dated as of September 28, 2005, by and between GEMHI and the Seller. In the event that GEMHI requires funds to make such contributions to the Seller pursuant to the preceding sentence, GEMHI shall cause its parent, General Electric Capital Services, Inc. (“GECS”) to contribute funds to GEMHI for such purpose pursuant to that certain Supplemental Contribution Agreement, dated as of September 28, 2005, by and between GEMHI and GECS.

(f) The obligations of the parties under this Section 7 shall survive the purchase and sale of the Certificates and the termination of this Agreement. The indemnity and contribution agreements pursuant to this Section 7 will be in addition to any liability which the Company, the Seller or the Underwriters may otherwise have in a proceeding in equity or at law.

8. Investor Communications. (a) The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

(i) ABS ICM: ABS Informational and Computational Materials as defined in Item 1101(a) of Regulation AB promulgated by the Commission.

(ii) Contract of Sale: The meaning set forth in Rule 159 under the Act.

(iii) Free Writing Prospectus: A Free Writing Prospectus within the meaning of Rule 405 under the Act that describes the Certificates and/or the Mortgage Loans.

(iv) Issuer Information: Information approved by the Company for inclusion in a Free Writing Prospectus that constitutes “Issuer Information” as defined in Rule 433(h) under the Act that is within the types of information specified in clauses (1) to (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) and not information that is merely based on or derived from such approved information.

(v) Issuer Free Writing Prospectus: The meaning set forth in Rule 433(h) of the Act, except that (A) no Free Writing Prospectus shall be deemed to be prepared by any Underwriter on behalf of the Company if such Free Writing Prospectus is not delivered to the Company by the Underwriters prior to first use and (B) no Underwriter Materials shall be deemed to be an Issuer Free Writing Prospectus.

(vi) Term Sheet: A Free Writing Prospectus that contains information described in paragraphs (1) to (3) of the definition of ABS Informational and Computational Materials in Item 1101(a) of Regulation AB.

(vii) Underwriter Materials: Any of (i) that portion of ABS ICM or Term Sheet prepared by an Underwriter that contains information specified in the definition of ABS ICM (except for Item 1101(a)(4) of ABS ICM relating to static pool information) and that is not Issuer Information and (ii) any portion of a Free Writing Prospectus (other than a Time of Sale Free Writing Prospectus) prepared by or on behalf of an Underwriter that is not Issuer Information.

(b) Each Underwriter severally represents, warrants, covenants and agrees with the Company as to itself that:

(i) On or after August 1, 2006, unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, it will not convey or deliver any written communication to any person in connection with the initial offering of the Offered Certificates, unless such written communication (A) is made in reliance on Rule 134 under the Act, (B) constitutes a prospectus satisfying the requirements of Rule 430B under the Act, (C) constitutes a Free Writing Prospectus or (D) is provided to the Company for filing with the Commission in accordance with Section 8(b)(ii). The Underwriter shall not convey or deliver in connection with the initial offering of the Certificates any ABS ICM in reliance on Rules 167 and 426 under the Act.

(ii) It will deliver to the Company, no later than one business day prior to the date of first use thereof, (A) any Free Writing Prospectus prepared by or on behalf of such Underwriter that contains any Issuer Information and (B) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Certificates. Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS ICM may be delivered by such Underwriter to the Company or its counsel not later than the later of (1) one business day prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Act or (2) the date of first use of such Free Writing Prospectus.

(iii) The Free Writing Prospectuses to be furnished to the Company by it pursuant to Section 8(b)(ii) will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective purchasers of Offered Certificates by such Underwriter in connection with its offer and sale of the Offered Certificates.

(iv) Each Free Writing Prospectus required to be provided by it to the Company pursuant to Section 8(b)(ii), when viewed together with the Time of Sale Free Writing Prospectus or Preliminary Prospectus, as applicable, does not, as of the Applicable Time, and will not contain as of the Closing Date, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading at the time of sale (including, without limitation, a Contract of Sale); provided, however, that such Underwriter makes no representation with respect to any such Free Writing Prospectus that contains an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading at the time of sale (including, without limitation, a Contract of Sale) as a result of any untrue Issuer Information supplied by the Company to the Underwriters, which information was not corrected by corrective information subsequently supplied by the Company to the Underwriters in a reasonable amount of time (“Corrective Information”) prior to the Applicable Time.

(v) It will be obligated to file with the Commission, not later than the date of first use of such Free Writing Prospectus (other than a Term Sheet or Time of Sale Free Writing Prospectus), any Free Writing Prospectus (other than a Term Sheet or Time of Sale Free Writing Prospectus) that is used or referred to by such Underwriter and distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad unrestricted dissemination within the meaning of Rule 433(d) under the Act; provided, however, that such obligation to file under this Section 8(b)(v) shall be satisfied by the Underwriters providing such information to the Company for filing.

(vi) Notwithstanding anything in Section 8(b)(v) to the contrary, it will be obligated to file with the Commission any Free Writing Prospectus (other than a Term Sheet or Time of Sale Free Writing Prospectus) for which the Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Company or any other offering participant, not later than four business days after the Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus; provided, however, that such obligation to file under this Section 8(b)(vi) shall be satisfied by the Underwriters providing such information to the Company for filing.

(vii) It will retain all Free Writing Prospectuses that such Underwriter has used and that are not required to be filed pursuant to this Section 8(b) for a period of three years following the initial bona fide offering of the Offered Certificates.

(viii) (A) In the event that it becomes aware that, as of the Applicable Time, any (x) Preliminary Prospectus Supplement of (y) Free Writing Prospectus prepared by or on behalf of such Underwriter and, in either case, delivered to a purchaser of an Offered Certificate contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (such Preliminary Prospectus Supplement, a “Defective Preliminary Prospectus” and such Free Writing Prospectus, a “Defective Free Writing Prospectus”), such Underwriter shall notify the Company thereof within one business day after discovery; (B) If the Defective Free Writing Prospectus was an Issuer Free Writing Prospectus or contained Issuer Information, such Underwriter will, if requested by the Company: (1) prepare a Free Writing Prospectus with Corrective Information that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (each such corrected Free Writing Prospectus, a “Corrected Free Writing Prospectus”); (2) deliver the Corrected Free Writing Prospectus to each purchaser of an Offered Certificate from it that received the Defective Free Writing Prospectus prior to entering into a Contract of Sale; (3) provide such purchaser with adequate disclosure of (i) the contractual arrangement, (ii) the investor’s rights under the existing Contract of Sale at the time termination is sought, and (iii) the new information that is necessary to correct the misstatements or omissions in the information given at the time of original Contract of Sale; (4) provide such purchaser with a meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale; and (5) comply with any other requirements for reformation of the original Contract of Sale described in Section IV.2.c of Securities Act Release No. 33-8591; and (C) if requested by the Company, (1) cooperate with the Company to prepare a Preliminary Prospectus Supplement that corrects the material misstatement in or omission from the Defective Preliminary Prospectus Supplement (each such corrected Preliminary Prospectus Supplement, a “Corrected Preliminary Prospectus Supplement”), (2) deliver the Corrected Preliminary Prospectus Supplement to each purchaser of an Offered Certificate from it that received the Defective Preliminary Prospectus Supplement prior to entering into a Contract of Sale; (3) provide such purchaser with adequate disclosure of (i) the contractual arrangement, (ii) the investor’s rights under the existing Contract of Sale at the time termination is sought, and (iii) the new information that is necessary to correct the misstatements or omissions in the information given at the time of original Contract of Sale; (4) provide such purchaser with a meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale; and (5) comply with any other requirements for reformation of the original Contract of Sale described in Section IV.2.c of Securities Act Release No. 33-8591 (Securities Offering Reform);

(ix) After the Prospectus is available, it will not distribute any written information concerning the Offered Certificates to a prospective purchaser of Offered Certificates unless such information is preceded or accompanied by the Prospectus.

(x) Notwithstanding the foregoing, the Company agrees that the Underwriters may disseminate information on Bloomberg and any other similar proprietary system to prospective investors relating solely to (i) information of the type identified in Rule 134 of the Act, (ii) information included in the Preliminary Prospectus, (iii) the status of allocations and subscriptions of the Offered Certificates and information relating to the class, size, rating, price, CUSIPS, coupon, yield, spread, benchmark, status and/or legal maturity date of the Offered Certificates, the weighted average life, expected final payment date, the trade date and payment window of one or more classes of Offered Certificates, the eligibility of the Offered Certificates to be purchased by ERISA plans and a column or other entry showing the status of the subscriptions for the Offered Certificates (both for the issuance as a whole and for the Underwriters’ retention) and/or expected pricing parameters of the Offered Certificates, and (iv) information constituting final terms of the Offered Certificates within the meaning of Rule 433(d)(5)(ii) under the Act; provided, however, that any information described in this Section 8(b)(x) shall contain a legend in substantially the form described in Section 8(c)(i) of this Agreement.

(xi) It shall not accept any such offer to purchase an Offered Certificate or any interest in any Offered Certificate or Mortgage Loan or otherwise enter into any Contract of Sale for any Offered Certificate, any interest in any Offered Certificate or any Mortgage Loan prior to the investor’s receipt of a Time of Sale Free Writing Prospectus.

(c) The Company and each Underwriter agree that:

(i) any Free Writing Prospectus prepared by it will contain a legend in substantially the following form:

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[zz-zzz-zzzz] or emailing [_________] at [___________].

(ii) Notwithstanding the provisions of Sections 8(b)(v) and 8(d)(ii), neither the Issuer nor any Underwriter will be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(d) The Company represents, warrants, covenants and agrees with each Underwriter that:

(i) The Company will file with the Commission (A) any Issuer Free Writing Prospectus; (B) any Free Writing Prospectus or portion thereof delivered by the Underwriter to the Company pursuant to Section 8(b)(ii); and (C) any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

(ii) Any Free Writing Prospectus required to be filed pursuant to Section 8(b)(ii) by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus; provided, however, that (A) any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Certificates will be filed by the Company with Commission within two days of the later of the date such final terms have been established for all classes of Certificates and the date of first use; (B) any Free Writing Prospectus or portion thereof required to be filed that contains only ABS ICM will be filed by the Company with the Commission not later than the later of the due date for filing the Prospectus relating to the Offered Certificates pursuant to Rule 424(b) under the Act or two business days after the first use of such Free Writing Prospectus; (C) any Free Writing Prospectus required to be filed pursuant to Section 8(d)(i) will, if no payment has been made or consideration has been given by or on behalf of the Company for the Free Writing Prospectus or its dissemination, be filed by the Company with the Commission not later than four business days after the Company becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus and (D) the Company will not be required to file (1) Issuer Information contained in any Free Writing Prospectus of an Underwriter or any other offering participant other than the Company if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates or (2) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates that does not reflect the final terms thereof.

9. [Reserved]

10. No Fiduciary Duty. The Company hereby acknowledges that (a) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (b) its engagement of the Underwriters in connection with the Certificate Offering is as independent contractors and not in any other capacity. No Underwriter has assumed a fiduciary responsibility or other advisory activity that would be deemed be a fiduciary responsibility in favor of the Company with respect to the Certificate Offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Certificate Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising solely from an alleged breach of fiduciary duty (including the rendering of advisory services that are deemed fiduciary activities or responsibilities) in connection with any offering of the Certificates.

11. Default by One or More of the Underwriters. If one or more of the Underwriters participating in the public offering of the Offered Certificates shall fail at the Closing Date to purchase the Offered Certificates which it is (or they are) obligated to purchase hereunder (the “Defaulted Certificates”), then the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Underwriters have not completed such arrangements within such 24-hour period, then

(a) if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Offered Certificates to be purchased pursuant to this Agreement, the non-defaulting Underwriters named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

(b) if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Offered Certificates to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Certificates, and if such non-defaulting Underwriters do not purchase all of the Offered Certificates, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriters or the Company.

In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date for the Offered Certificates shall be postponed for such period, not exceeding seven days, as the non-defaulting Underwriters and the Company shall determine in order that the required changes in the Registration Statement, the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any non-defaulting Underwriter for damages occasioned by its default hereunder.

12. Termination. Notwithstanding anything to the contrary contained in Section 8:

(a) This Agreement shall be subject to termination by notice given to the Company, if the sale of the Offered Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, and if you terminate this Agreement in accordance with this Section 12(a), the Company will reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and sale of the Offered Certificates.

(b)  This Agreement (with respect to a particular Certificate Offering) and the related Terms Agreement shall be terminable by the Representatives on behalf of the Underwriters by written notice delivered to the Company if at any time on or before the related Closing Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market such Offered Certificates on the terms and in the manner contemplated in the Prospectus. Upon such notice being given, the parties to this Agreement shall (except for the liability of the Company and the Underwriters under Section 5(g) and Section 7 be released and discharged from their respective obligations under this Agreement.

13. Representations and Indemnities to Survive Delivery. The agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement and the related Terms Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the related Offered Certificates. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement and the related Terms Agreement.

14. Successors. This Agreement and the related Terms Agreement will inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder or thereunder. No purchaser of any Offered Certificate from any Underwriter shall be deemed a successor or assign by reason of such purchase.

15. APPLICABLE LAW. (a) THIS AGREEMENT AND THE RELATED TERMS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HERBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 18 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT (EXCEPT FOR SECTION 7 OF THIS AGREEMENT) OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16. Miscellaneous. This Agreement, as supplemented by the related Terms Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement, as supplement by the related Terms Agreement) that related to the offering of the Certificates, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the Prospectus Supplement, and the conduct of the offering, and the purchase and sale of the Certificates. This Agreement and the related Terms Agreement or any term of each may not be changed, waived, discharged or terminated except by an affirmative written agreement made by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement and the related Terms Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof.

17. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Executed counterparts may be delivered electronically.

18. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be delivered to it at the Representatives’ addresses first above written; or if sent to the Company, will be delivered to GE-WMC Mortgage Securities, L.L.C., 3100 Thornton Ave., Burbank, CA 91504, Attention: Legal Department; with a copy to GE Consumer Finance, 1600 Summer Street, 3rd Floor, Stamford, Connecticut 06927, Attention: Michael P. Paolillo, Senior Vice President and Counsel, Capital Markets.

19. Non-Petition Covenant. Notwithstanding any prior termination of this Agreement, the Underwriters shall not acquiesce, petition or otherwise invoke or cause the Company or the Seller to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company or the Seller under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Company or the Seller.

20. Financial Services Act. Each Underwriter represents and warrants to, and agrees with, the Company that (a) it has complied and shall comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and the Public Offers of Securities Regulations 1995 (the “Regulations”) with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom; (b) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Offered Certificates in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (c) it has not offered or sold, and prior to the date which is six months after the date of issue of the Offered Certificates will not offer or sell any Offered Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Regulations.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriters.

Very truly yours,

GE-WMC MORTGAGE SECURITIES, L.L.C.

By: ________________________________
Name:
Title:

GE MORTGAGE HOLDING, L.L.C.

By: ________________________________
Name:
Title:

With respect solely to Section 7(e),
the foregoing Agreement is
hereby confirmed and accepted
as of the date first above written

GE-WMC MORTGAGE HOLDING, INC.

By: ________________________________
Name:
Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

Acting on behalf of itself and as the
Representative of the several Underwriters

By: ___________________________________
Name:
Title:

GOLDMAN, SACHS & CO.

Acting on behalf of itself and as the
Representative of the several Underwriters

By:  __________________________________
(Goldman, Sachs & Co.)

EXHIBIT A

GE-WMC MORTGAGE SECURITIES, L.L.C.

PASS-THROUGH CERTIFICATES
SERIES ____-__

TERMS AGREEMENT
(to Underwriting Agreement,
dated [_____], 20[__]
between the Company and the Representatives)

GE-WMC Mortgage Securities, L.L.C. [ADDRESS]	New York, New York [Date]

Citigroup Global Markets Inc. and Goldman, Sachs & Co., as Representatives, and each of the underwriters named below (collectively, the “Underwriters”) agree, subject to the terms and provisions herein and of the captioned Underwriting Agreement (the “Underwriting Agreement”), to purchase such Classes of Series ____-__ Certificates specified in Section 2(a) hereof (the “Offered Certificates”). This letter supplements and modifies the Underwriting Agreement solely as it relates to the purchase and sale of the Offered Certificates described below and the terms and conditions thereof are incorporated herein by reference. The Series ____-__ Certificates are registered with the Securities and Exchange Commission by means of an effective Registration Statement (No. 333-_____). [A Preliminary Prospectus, dated _________, 20__, has been prepared by the Company.] [A Time of Sale Free Writing Prospectus, dated ___________, 20__, has been prepared by or approved by the Company.] Capitalized terms used and not defined herein have the meanings given them in the Underwriting Agreement.

Section 1. The Mortgage Pool: The Series ____-__ Certificates shall evidence the entire beneficial ownership interest in a mortgage pool (the “Mortgage Pool”) of conventional, fixed rate, fully amortizing one- to four-family residential mortgage loans (the “Mortgage Loans”) having the following characteristics as of ________ __, ____ (the “Cut-off Date”):

(a) Aggregate Principal Amount of the Mortgage Pool: $[   ] aggregate principal balance as of the Cut-off Date, subject to [an upward or downward variance of up to [   ]%, the precise aggregate principal balance to be determined by the Company][a permitted variance such that the aggregate Scheduled Principal Balance thereof will be not less than $[   ] or greater than $[   ]].

(b) Original Terms to Maturity: The original term to maturity of each Mortgage Loan included in the Mortgage Pool shall be between ___ and ___ years.

(c) Servicer:

(d) Trustee:

Section 2. The Certificates: The Offered Certificates shall be issued as follows:

(a) Classes: The Offered Certificates shall be issued with the following Class designations, interest rates and principal balances, subject in the aggregate to the variance referred to in Section 1(a)[and, as to any particular Class, to an upward or downward variance of up to [   ]%]:

Class	Principal Balance	Interest Rate	Class Purchase Price Percentage

Class ____                                                                 $_________                                                            ___%                                                                              ___%

(b) The Offered Certificates shall have such other characteristics as described in the Prospectus.

Section 3. Purchase Price: The Purchase Price for each Class of the Offered Certificates shall be the Class Purchase Price Percentage therefor (as set forth in Section 2(a) above) of the initial Class Certificates Principal Balance thereof plus accrued interest at the rate of [ ]% per annum from and including the applicable Cut-off Date up to, but not including, _________ __, ____ (the “Closing Date”).

Section 4. Required Ratings: The Offered Certificates shall have received Required Ratings of at least [   ] from [   ].

Section 5. Tax Treatment: [One or more elections will be made to treat the assets of the Trust Fund as a REMIC.] [The Trust Fund will be treated as a “grantor trust” for federal income tax purposes.]

Section 6. Underwriters: [lead, co-lead, co-managers]

Section 7. Underwriters’ Information: [(i) the second sentence in the paragraph under the heading "Risk Factors - The liquidity of the certificates may be limited" and (ii) the second sentence of the first paragraph under the heading “Method of Distribution” in the Prospectus Supplement as such statements relate to such Offered Certificates.]

Section 8. Underwriting Discounts and Commissions:

[Section 9. Additional Expenses:]*

* to be inserted if applicable.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Underwriters and the Company.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

Acting on behalf of itself and as the
Representative of the several Underwriters

By: _____________________________________
Name:
Title:

GOLDMAN, SACHS & CO.

Acting on behalf of itself and as the
Representative of the several Underwriters

By:  ___________________________________
(Goldman, Sachs & Co.)

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

[EACH CO-UNDERWRITER]

By: ________________________________
Name:
Title:

GE-WMC MORTGAGE SECURITIES, L.L.C.

By: ________________________________
Name:
Title:

GE MORTGAGE HOLDING, L.L.C.

By: ________________________________
Name:
Title

With respect solely to Section 7(e),
the foregoing Agreement is
hereby confirmed and accepted
as of the date first above written

GE-WMC MORTGAGE HOLDING, INC.

By: ________________________________
Name:
Title

GE-WMC MORTGAGE SECURITIES, L.L.C.

PASS-THROUGH CERTIFICATES
SERIES 2006-1

TERMS AGREEMENT
(to Underwriting Agreement,
dated August 10, 2006
between the Company and the Representatives)

GE-WMC Mortgage Securities, L.L.C. 3100 Thornton Ave. Burbank, CA 91504	New York, New York August 10, 2006

Citigroup Global Markets Inc. and Goldman, Sachs & Co., as Representatives, and each of the underwriters named below (collectively, the “Underwriters”) agree, subject to the terms and provisions herein and of the captioned Underwriting Agreement (the “Underwriting Agreement”), to purchase such Classes of Series 2006-1 Certificates specified in Section 2(a) hereof (the “Offered Certificates”). This letter supplements and modifies the Underwriting Agreement solely as it relates to the purchase and sale of the Offered Certificates described below and the terms and conditions thereof are incorporated herein by reference. The Series 2006-1 Certificates are registered with the Securities and Exchange Commission by means of an effective Registration Statement (No. 333-131203). A Time of Sale Free Writing Prospectus, dated August 9, 2006, has been prepared by or approved by the Company. Capitalized terms used and not defined herein have the meanings given them in the Underwriting Agreement.

Section 1. The Mortgage Pool: The Series 2006-1 Certificates shall evidence the entire beneficial ownership interest in a mortgage pool (the “Mortgage Pool”) of non-prime, fixed and adjustable rate, secured by one- to four-family residential mortgage loans (the “Mortgage Loans”) having the following characteristics as of August 1, 2006 (the “Cut-off Date”):

(a) Aggregate Principal Amount of the Mortgage Pool: $902,258,035.23 aggregate principal balance as of the Cut-off Date, subject to an upward or downward variance of up to 5%, the precise aggregate principal balance to be determined by the Company.

(b) Original Terms to Maturity: The original term to maturity of each Mortgage Loan included in the Mortgage Pool shall be between 10 and 30 years.

(c) Servicer: Litton Loan Servicing LP.

(d) Trustee: Bank of New York.

Section 2. The Certificates: The Offered Certificates shall be issued as follows:

(a) Classes: The Offered Certificates shall be issued with the following Class designations, interest rates and principal balances, subject in the aggregate to the variance referred to in Section 1(a) and, as to any particular Class, to an upward or downward variance of up to 5%:

Class	Initial Certificate Principal Balance(1)	Pass-Through Rate	Margin (2)(%) (3)(%)	Price to Public	Underwriting Discount	Class Purchase Price Percentage	Class	Initial Certificate Principal Balance(1)	Pass-Through Rate	Margin (2)(%) (3)(%)
Offered Certificates
A-2a	$261,770,000	Variable(4)	0.040%	0.080%	100.0000%	0.2150%	99.7850%	AAA	Aaa	AAA
A-2b	$247,189,000	Variable(4)	0.150%	0.300%	100.0000%	0.2150%	99.7850%	AAA	Aaa	AAA
A-2c	$ 30,091,000	Variable(4)	0.240%	0.480%	100.0000%	0.2150%	99.7850%	AAA	Aaa	AAA
M-1	$ 28,872,000	Variable(4)	0.270%	0.405%	100.0000%	0.2150%	99.7850%	AA+	Aa1	AA+
M-2	$ 25,714,000	Variable(4)	0.290%	0.435%	100.0000%	0.2150%	99.7850%	AA+	Aa2	AA
M-3	$ 15,790,000	Variable(4)	0.310%	0.465%	100.0000%	0.2150%	99.7850%	AA	Aa3	AA
M-4	$ 13,985,000	Variable(4)	0.360%	0.540%	100.0000%	0.2150%	99.7850%	AA-	A1	AA-
M-5	$ 13,985,000	Variable(4)	0.380%	0.570%	100.0000%	0.2150%	99.7850%	A+	A2	A+
M-6	$ 13,083,000	Variable(4)	0.440%	0.660%	100.0000%	0.2150%	99.7850%	A	A3	A
B-1	$ 12,180,000	Variable(4)	0.830%	1.245%	100.0000%	0.2150%	99.7850%	A-	Baa1	A-
B-2	$ 9,474,000	Variable(4)	0.950%	1.425%	100.0000%	0.2150%	99.7850%	BBB+	Baa2	BBB+
B-3	$ 6,767,000	Variable(4)	1.800%	2.700%	100.0000%	0.2150%	99.7850%	BBB	Baa3	BBB
_______________
(1)    Approximate. May vary by an amount plus or minus 5% of the principal balance stated.
(2)    For the Interest Accrual Period for each Distribution Date on or prior to the Optional Termination Date (as defined in the Prospectus Supplement).
(3)    For the Interest Accrual Period for each Distribution Date after the Optional Termination Date.
(4)   The pass-through rate on the Class A Certificates and each class of Subordinate Certificates will be based on one-month LIBOR plus the applicable margin set forth above, subject to the rate caps described in the Prospectus Supplement.

(b) The Offered Certificates shall have such other characteristics as described in the Prospectus.

Section 3. Purchase Price: The Purchase Price for each Class of the Offered Certificates shall be the Class Purchase Price Percentage thereof (as set forth in Section 2(a) above) of the initial Class Certificates Principal Balance thereof plus accrued interest at the rate set forth in the table in Section 2(a) applicable from and including the applicable Cut-off Date up to, but not including, August 21, 2006 (the “Closing Date”).

Section 4. Required Ratings: The Offered Certificates shall have received the ratings by each of Fitch, Moody’s and S&P set forth in the table in Section 2(a).

Section 5. Tax Treatment: One or more elections will be made to treat designated portions of the Trust as a REMIC for federal income tax purposes.

Section 6. Underwriters: Citigroup Global Markets Inc. (structuring lead), Goldman, Sachs & Co. (co-lead); and Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and UBS Securities LLC (co-managers).

Section 7. Underwriters’ Information: (i) the second sentence in the paragraph under the heading "Risk Factors - The liquidity of the certificates may be limited" and (ii) the second sentence of the first paragraph under the heading “Method of Distribution” in the Prospectus Supplement as such statements relate to such Offered Certificates.

Section 8. Underwriting Discounts and Commissions: The underwriting discount applicable to each class of Offering Certificates shall be as set forth in the table in Section 2(a).

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Underwriters and the Company.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

Acting on behalf of itself and as the
Representative of the several Underwriters

By: _________________________________
Name:
Title:

GOLDMAN, SACHS & CO.

Acting on behalf of itself and as the
Representative of the several Underwriters

By:  ______________________________
(Goldman, Sachs & Co.)

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED

By: ________________________________
Name:
Title:

LEHMAN BROTHERS INC.

By: ________________________________
Name:
Title:

UBS SECURITIES LLC

By: ________________________________
Name:
Title:

With respect solely to Section 7(e),
the foregoing Agreement is
hereby confirmed and accepted
as of the date first above written

GE-WMC MORTGAGE HOLDING, INC.

By: ________________________________
Name:
Title